UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 30, 2010

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On November 30, 2010, New Cingular Wireless Services, Inc., a subsidiary of the registrant AT&T Inc. ("AT&T") provided irrevocable notice to U.S. Bank National Association, as trustee (the “Trustee”), to redeem all the outstanding 7.875% Notes due March 1, 2011 with CUSIP number 00209AAE6, in accordance with the terms of the Indenture and Supplemental Indentures with the Trustee.

The redemption date will be December 31, 2010, and the redemption amount will be determined on December 28, 2010.  However, AT&T expects the aggregate cash payment to be approximately $3.115 billion, including principal of approximately $3.0 billion, accrued interest of approximately $79 million, and a call premium of approximately $36 million.  AT&T expects this redemption to result in a pre-tax charge of approximately $20 million to AT&T’s fourth-quarter 2010 financial results.  The redemption of this debt is expected to be funded by cash on hand and commercial paper.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: December 1, 2010	By: /s/ John J. Stephens John J. Stephens Senior Vice President and Controller